                                                                    EXHIBIT 99.2

                                JOINT FILER INFORMATION

Item                                    Information

Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC

Address:                                375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring                 November 18, 2019
Statement (Month/Day/Year):

Issuer Name and Ticker or               Nuveen Connecticut Quality Municipal
Trading Symbol:                         Income Fund [NTC]

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group               Form filed by More than One Reporting
Filing:                                 Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                           By:  /s/ Adam Joseph
                                                --------------------------------
                                           Name: Adam Joseph
                                           Title: President
                                           Date:  November 20, 2019